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                                                                    Exhibit 10.2

                                   MCMS, Inc.

                                  $145,000,000
                    9-3/4% Senior Subordinated Notes due 2008
                                   $30,000,000
               Floating Interest Rate Subordinated Term Securities
                                    due 2008
                                       and
                                 250,000 Shares
                   12-1/2% Senior Exchangeable Preferred Stock

                               PURCHASE AGREEMENT

                                                               February 19, 1998

BT ALEX. BROWN INCORPORATED
Bankers Trust Plaza
130 Liberty Street
New York, New York 10006

Ladies and Gentlemen:

            MCMS, Inc., an Idaho corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchaser"), as set forth below.

            1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser $145,000,000 aggregate principal amount of its 9-3/4% Senior Subordinated Notes due 2008 and $30,000,000 aggregate principal amount of its Floating Interest Rate Subordinated Term Securities due 2008 (collectively, the "Notes") and 250,000 shares of its 12-1/2% Senior Exchangeable Preferred Stock (the "Preferred Stock" and, together with the Notes, the "Securities"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of February 26, 1998 by and between the Company and United States Trust Company of New York, as Trustee (the "Trustee"). The Preferred Stock is to be exchangeable at the option of the Company, in whole but not in part, on any dividend payment date for the Company's 12-1/2% Subordinated Exchange Debentures due 2010 (the "Exchange Debentures"). The Exchange Debentures are to be issued under an indenture (the "Exchange Indenture") to be dated as of February 26, 1998 by and between the Company and United States Trust Company of New York, as Trustee (the "Debenture Trustee").

            The Securities will be offered and sold to the Initial Purchaser without being registered under the Securities

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Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

            The Securities are being offered (the "Offering") as part of the financing that will be used to consummate the recapitalization of the Company (the "Recapitalization"). The Recapitalization will be effected pursuant to an amended and restated Recapitalization Agreement dated as of February 1, 1998, as amended (the "Recapitalization Agreement"). Pursuant to the terms of the Recapitalization Agreement by and among Micron Electronics, Inc. ("MEI"), a Minnesota corporation, Cornerstone Equity Investors IV, L.P., a Delaware limited partnership ("Cornerstone"), MEI California Inc., a California corporation and wholly owned subsidiary of MEI, and the Company, a wholly owned subsidiary of MEIC, Cornerstone and certain other investors will acquire shares of capital stock from the Company, which shares will represent approximately 90% of the Company's outstanding capital stock (other than the Preferred Stock) immediately after the Recapitalization. In connection with the Recapitalization, the Company will also enter into a $40.0 million revolving credit facility (the "New Revolving Credit Facility" and, together with the Recapitalization Agreement, the "Other Agreements") pursuant to a credit agreement with Bankers Trust Company, as agent, which is anticipated to be undrawn at the date of the consummation of the Offering. The consummation of each of the Offering, the New Revolving Credit Facility and the Recapitalization and the transactions contemplated thereby will be concurrent. The Offering is conditioned upon the consummation of the New Revolving Credit Facility, the Recapitalization and the transactions contemplated thereby. The Offering, the New Revolving Credit Facility, and the Recapitalization and the transactions contemplated thereby are referred to collectively herein as the "Transactions."

            In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated February 2, 1998 (the "Preliminary Memorandum"), and a final offering memorandum dated February 19, 1998 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Securities and the Exchange Debentures, the terms of the offering of the Securities, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

            The Initial Purchaser and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company has agreed, among other things, to file a registration statement (the "Registration


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Statement") with the Securities and Exchange Commission (the "Commission")
registering the Securities or the Exchange Securities (as defined in the Registration Rights Agreement) under the Act.

            2. Representations and Warranties. The Company represents and warrants to and agrees with the Initial Purchaser that:

            (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

            (b) As of immediately following the Recapitalization on the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the subsidiaries of the Company as of the Closing Date are listed in Schedule 1 attached hereto (each, a "Subsidiary" and, collectively, the "Subsidiaries"); all of the outstanding shares of capital stock of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Memorandum, all of the outstanding shares of capital stock of the Company and of each of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth or contemplated in the Final Memorandum, as of the Closing Date, there are no (i) options, warrants or other rights to purchase from the Company, (ii) agreements or other obligations of the Company to issue or (iii) other rights issued by the Company to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Final Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.


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            (c) Each of the Company and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business as now conducted requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

            (d) The Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized by the Company for issuance and conform in all material respects to the descriptions thereof in the Final Memorandum. The Notes, the Exchange Notes and the Private Exchange Notes, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when, in the case of the Notes, issued and delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, and, in the case of the Exchange Notes and Private Exchange Notes, issued and delivered in accordance with the Registration Rights Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may


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be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (e) The Certificate of Designation (the "Certificate of Designation") relating to the Preferred Stock and any additional shares of Preferred Stock (the "Dividend Shares") which may be issued as dividends in accordance with the terms of the Certificate of Designation has been duly authorized by the Company. 750,000 shares of Preferred Stock have been duly authorized by the Company for issuance and conform in all material respects to the descriptions thereof in the Final Memorandum. The Preferred Stock, when issued and delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, and the Dividend Shares, when issued in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The Company has reserved for issuance the maximum number of Dividend Shares issuable as dividends pursuant to the terms of the Certificate of Designation. The articles of incorporation of the Company, by virtue of the Certificate of Designation, sets forth the rights, preferences and priorities of the Preferred Stock. The holders of the Preferred Stock and Dividend Shares will not be subject to personal liability for obligations of the Company by reason of being such holders. The Exchange Preferred Stock and the Private Exchange Preferred Stock (as defined in the Registration Rights Agreement) have been duly authorized and, when issued and delivered by the Company in accordance with the provisions of the exchange offer contemplated by the Registration Rights Agreement, will be validly issued, fully paid and nonassessable, free of any preemptive or similar rights and will conform to the description thereof in the Final Memorandum. As of the Closing Date, the capital stock of the Company shall conform, in all material respects, to the description thereof in the Final Memorandum.

            (f) The Exchange Debentures have been duly authorized by the Company for issuance and conform in all material respects to the description thereof in the Final Memorandum. The Exchange Debentures, when executed by the Company and authenticated by the Debenture Trustee in accordance with the provisions of the Exchange Indenture and when delivered upon the exchange of the Preferred Stock, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Exchange Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such en-


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forcement is considered in a proceeding in equity or at law). The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Exchange Indenture; the Exchange Indenture has been duly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Debenture Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and
(ii) generally principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

            (h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations pursuant to the Transactions, including the execution and delivery of all documents executed in connection with the Transactions. The Transactions and all documents executed in connection with the Transactions have been duly and validly authorized by the Company and, when executed by the Company, will constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and
(ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by


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federal and state securities laws and public policy considerations.

            (i) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subsequent to the filing of the Certificate of Designation, to issue and deliver the Securities and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. Assuming the accuracy of the representations and warranties of the Initial Purchaser pursuant to Section 8 hereof, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Securities to the Initial Purchaser or the consummation by the Company of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchaser. None of the Company or the Subsidiaries is
(i) in violation of its articles of incorporation or bylaws (or similar organizational documents), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or
(iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

            (j) The execution, delivery and performance by the Company of this Agreement, the Indenture, the Registration Rights Agreement and any and all documents executed in connection with the Transactions and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchaser) and the execution and delivery of the Exchange Indenture will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the articles of incorporation or bylaws (or similar organizational documents) of


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the Company or any of the Subsidiaries, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

            (k) The audited consolidated financial statements of the Company and the Subsidiaries included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Each of Coopers & Lybrand L.L.P. and KPMG Peat Marwick LLP (the "Independent Accountants") are independent public accounting firms within the meaning of the Act and the rules and regulations promulgated thereunder.

            (l) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

            (m) There is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

            (n) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders,


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approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where the failure to fulfill or perform such obligations or such event would not individually or in the aggregate have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

            (o) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described in the Final Memorandum, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, condition (financial or otherwise), prospects or results of operations of the Companies and its Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there shall not have been any change in the capital stock or long-term indebtedness of the Company or the Subsidiaries.

            (p) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves,


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there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

            (q) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

            (r) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (s) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All material leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. To the actual knowledge of the Company, the operation of the business of the Company and the Subsidiaries as described in the Final Memorandum does not infringe any material patents, trademarks, service marks, trade names, copyrights or know-how of any third party and none of the Company or the Subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

            (t) To the best knowledge of the Company, there are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.


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            (u) Except as would not, individually or in the aggregate, have a
Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has been and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

            For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

            (v) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.


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            (w) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

            (x) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, none of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

            (y) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

            (z) None of the Company or the Subsidiaries will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            (aa) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

            (bb) Immediately after the consummation of the Transactions, including the transactions contemplated by this Agreement, the fair value and present fair salable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

            (cc) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, none of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering of the Securities within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture or the Exchange Indenture under the TIA.

            (dd) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

            (ee) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

            (ff) None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchaser) have complied with the offering restrictions requirement of Regulation S.

            Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to the Initial Purchaser as to the matters covered thereby.

            3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Notes at 97% of their principal amount and the Preferred Stock, at 96% of their liquidation preference. One or more certificates in definitive form for each of the Securities that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer (same day funds) to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on February 26, 1998, or at such other place, time or date as the Initial Purchaser, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificates for the Securities available for checking and packaging by the Initial Purchaser at the offices of BT Alex. Brown Incorporated in New York, New York, or at such other place as BT Alex. Brown Incorporated may designate, at least 24 hours prior to the Closing Date.

            4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

            5. Covenants of the Company. The Company covenants and agrees with the Initial Purchaser that:

            (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given their consent. The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Preliminary Memorandum or the Final

Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchaser.

            (b) The Company will cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

            (c) If, at any time prior to the completion of the distribution by the Initial Purchaser of the Securities, the Exchange Notes, the Private Exchange Notes, the Exchange Preferred Stock or the Private Exchange Preferred Stock, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

            (d) The Company will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

            (e) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

            (f) For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchaser upon request copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

            (g) Prior to the Closing Date, if available, the Company will furnish to the Initial Purchaser, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

            (h) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

            (i) The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or prior to the Closing Date in any manner involving a public offering of the Securities within the meaning of
Section 4(2) of the Act.

            (j) For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective Purchaser thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

            (k) The Company will use its best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") and
(ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

            (l) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S) the Company will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes or Preferred Stock in the form of definitive securities.

            (m) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Securities.

            6. Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchaser of the Securities, including transfer agent's fees, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchaser relating thereto,
(vi) expenses in connection with any meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee and Debenture Trustee, including fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchaser of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchaser upon demand for all out-of-pocket expenses (including fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Securities.

            7. Conditions of the Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase and pay for the Securities shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

            (a) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Kirkland & Ellis, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser, to the effect that:

            (i) The Company is a corporation existing in good standing under the laws of the State of Idaho.

            (ii) The Company has the corporate power and authority to enter into, execute, deliver and perform its obligations under the Notes, the Exchange Notes, the Private Exchange Notes, Exchange Debentures, Indenture, the Registration Rights Agreement, this Agreement, the Exchange Indenture and the Other Agreements, including, without limitation, the corporate power to issue, sell and deliver the Notes and Preferred Stock as contemplated by this Agreement.

            (iii) The Company's Board of Directors has adopted by requisite vote the resolutions necessary to authorize the Company's execution, delivery and performance of the Indenture, the Certificate of Designation, the Registration Rights Agreement, this Agreement, the Exchange Indenture and the Other Agreements, and the pricing advisor appointed by the Company's Board of Directors has approved the price and interest rate set forth therein.

            (iv) The Notes have each been duly and validly authorized by the Company and, when duly executed and delivered by the Company and paid for by the Initial Purchaser in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute Notes under the Indenture and will constitute the valid and legally binding obligations of the Company and the Notes and the Indenture will each be enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (v) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company, and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trus-tee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), the Exchange Notes and Private Exchange Notes will constitute Notes under the Indenture, will constitute the valid and legally binding obligations of the Company and will be enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to
      (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (vi) The Exchange Debentures have been duly and validly authorized by the Company and, when executed by the Company, and authenticated by the Trustee in accordance with the terms of the Exchange Indenture, will constitute Exchange Debentures under the Exchange Indenture and will constitute the valid and legally binding obligations of the Company and the Exchange Debentures and the Exchange Indenture will each be enforceable against the Company in accordance with their terms, except that enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (vii) When duly executed and delivered by the Company (assuming due authorization, execution and delivery thereof by the Initial Purchaser), the Registration Rights Agreement will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

            (viii) When executed by the Company, the Other Agreements will constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

            (ix) The statements in the Final Memorandum under the headings "Description of Notes," "Description of the Senior Exchangeable Preferred Stock and Exchange Debentures" and "Exchange Offer; Registration Rights," insofar as such statements purport to summarize certain provisions of the Indenture, the Notes, the Certificate of Designation, the Preferred Stock, the Exchange Indenture, the Exchange Debentures and the Registration Rights Agreement and subject to the limitations contained in such statements, provide a fair and accurate summary in all material respects of such provisions of such agreements.

            (x) To the actual knowledge of such counsel, no legal or governmental proceedings are pending to which any of the Company or the Subsidiaries is a party or to which the property or assets of the Company or any Subsidiary is subject which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold to the Initial Purchaser or the performance of this Agreement, the Registration Rights Agreement, the Indenture, the Exchange Indenture or the Certificate of Designation.

            (xi) The Company's execution and delivery of this Agreement, the Registration Rights Agreement, the Certificate of Designation and the Indenture, and the performance of its agreements under this Agreement, the Registration Rights Agreement, the Certificate of Designation and the Indenture (including, without limitation, the issuance and sale of the Securities to the Initial Purchaser) will not (i) violate the articles of incorporation or bylaws (or similar organizational documents) of the Company or any of its Subsidiaries, (ii) constitute a material violation of any statute or governmental rule or regulation, which in the experience of such counsel, is normally applicable both to the general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Final Memorandum (but without such counsel having made any special investigations as to other laws and provided that such counsel need express no opinion with respect to (a) any laws, rules or regulations to which the Company may be subject as a result of the Initial Purchaser's legal or regulatory status or (b) any laws, rules or regulations relating to misrepresentation or fraud), or (iii) constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) the terms or provisions of any contract set forth on a schedule to such counsel's opinion, except (in the case of clauses (ii) and (iii) above) for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such counsel's opinion in this paragraph need not address any impact the Company's actions may have under any financial maintenance covenants or tests in contracts specified in clause (iii) above, any consequences a default by the Company under this Agreement, the Registration Rights Agreement, the Certificate of Designation, the Exchange Indenture or the Indenture may have under any contract specified in clause (iii) above or any cross default provisions in the contracts specified in clause (iii) above.

            (xii) To the actual knowledge of counsel, no consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Securities to the Initial Purchaser or the consummation by the Company of the other transactions contemplated hereby, except such as may be required under the Act, the Exchange Act, the TIA and the Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

            (xiii) To the actual knowledge of such counsel, there are no legal or governmental proceedings involving or affecting the Company or the Subsidiaries that would cause such counsel to conclude that such proceeding is required by Item 103 of Regulation S-X to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

            (xiv) None of the Company or the Subsidiaries is, or immediately after the sale of the Securities to be sold to the Initial Purchaser and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (xv) No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchaser as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") or (B) that the offer or sale of the Securities is made in an offshore transaction as defined in Regulation S, (ii) the accuracy and completeness of the Initial Purchaser's representations in Section 8, and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchaser and the initial resale thereof and (iii) the due performance by the Initial Purchaser of the agreements set forth in
      Section 8 hereof.

            (xvi) Neither the sale, issuance, execution or delivery of the Securities nor the application of the net proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds" will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            At the time the foregoing opinion is delivered, Kirkland & Ellis shall additionally state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(x)), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum). In rendering such opinion, Kirkland & Ellis shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass on such matters. In addition, in rendering their opinion, Kirkland & Ellis may state that their opinion is limited to matters of New York law and the Federal Law of the United States. The opinion of Kirkland & Ellis described in this Section shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

            References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

            (b) On the Closing, the Initial Purchaser shall have received the opinion of Angelo M. Ninivaggi, Jr., general counsel for the Company, dated as of the Closing Date, in the form set forth below and otherwise reasonably satisfactory to the Initial Purchaser and counsel for the Initial Purchaser, to the effect that:

            (1) The Company has been duly incorporated and is validly existing under the laws of the State of Idaho, with corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Final Memorandum and to enter into and perform its obligations under this Agreement and each of the Other Agreements; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

            (2) The Company has the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Memorandum, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all perfected security interests and, to the knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting;

            (3) Each of the Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing individually or in the aggregate would not result in a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and, to such counsel's knowledge and information, except as set forth in the Final Memorandum, is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

            (4) The issuance, sale and delivery of the Notes, the Exchange Notes and the Private Exchange Notes, if any, the Preferred Stock, Exchange Preferred Stock and the Private Exchange Preferred Stock, if any, the execution, delivery and performance by the Company of this Agreement, the Indenture, the Certificate of Designation and the Registration Rights Agreement (in each case assuming due authorization and execution by each party other than the Company), and the consummation by the Company of the transactions contemplated hereby and thereby and the compliance by the Company with the terms of the foregoing and the execution and delivery of the Exchange Indenture do not, and, at the Closing Date, will not, conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under any material Contract known to such counsel, except where any such conflict, breach, violation or default would not result in a Material Adverse Effect;

            (5) This Agreement, the Registration Rights Agreement, the Indenture and the Exchange Indenture have been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming due authorization, execution and delivery thereof by the Initial Purchaser), this Agreement, the Registration Rights Agreement, the Indenture and the Exchange Indenture will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and
      (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations;

            (6) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations pursuant to the Transactions, including the execution and delivery of all documents executed in connection with the Transactions. The Transactions and all documents executed in connection with the Transactions have been duly and validly authorized by the Company;

            (7) To the actual knowledge of such counsel, other than as described in the Final Memorandum, no legal, regulatory or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property or assets of the Company or any of the Subsidiaries are subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which, individually or in the aggregate, could have a material adverse effect on the power or ability of the Company to perform its obligations under the Transactions or to consummate the transactions contemplated thereby or by the Offering Memorandum including the Transactions described in the Final Memorandum under the caption "Use of Proceeds," and to the actual knowledge of such counsel, no such material proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of their respective assets or properties;

            (8) Except as set forth in the Final Memorandum (A) no options, warrants or other rights to purchase from the Company or any Subsidiary shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding, (B) no agreements or other obligations of the Company or any Subsidiary to issue, or other rights to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding and (C) no holder of securities of the Company or any Subsidiary is entitled to have such securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement; and

            (9) The Company and the Subsidiaries have obtained all Permits necessary to conduct the businesses now or proposed to be conducted by them as described in the Final Memorandum, the lack of which would, individually or in the aggregate, have a Material Adverse Effect; to the actual knowledge of counsel, each of the Company and the Subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where any such failure to fulfill or perform, revocation or termination would not result, individually or in the aggregate, in a Material Adverse Effect.

            In addition such counsel shall state that such counsel has participated in conferences with representatives of the Initial Purchaser, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Final Memorandum and the business and affairs of the Company and the Subsidiaries were discussed, and although such counsel has not verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Final Memorandum at the date thereof or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial data set forth or referred to in the Final Memorandum). In rendering his opinion, Angelo Ninivaggi may state that his opinion is limited to matters of New York law and the Federal Law of the United States.

            (c) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser, of

Evans, Keane LLP dated as of the Closing Date and addressed to the Initial Purchaser, with respect to certain legal matters under the Idaho General Business Corporation Act including that:

                  (1) The Certificate of Designation has been duly authorized by the Company and is valid under the terms of the Idaho General Business Corporation Act. 750,000 shares of Preferred Stock have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms hereof, in the case of the Preferred Stock, and in accordance with the terms of the Certificate of Designation, in the case of the Dividend Shares, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights. The Exchange Preferred Stock and Private Exchange Preferred Stock have been duly and validly authorized and reserved for issuance and when issued in accordance with the terms of the Registration Rights Agreement will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights.

            (2) The statements in the Final Memorandum relating to Preferred Stock, in so far as such statements purport to summarize Idaho law, provide a fair and accurate summary of Idaho law as of the Closing Date.

            (d) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of Cahill Gordon & Reindel, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

            (e) The Initial Purchaser shall have received from each of the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchaser.

            (f) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the

Company shall have performed in all material respects all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

            (g) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

            (h) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

            (i) The Initial Purchaser shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

            (i) The representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, and the Company has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

            (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

            (iii) The sale of the Securities hereunder has not been enjoined (temporarily or permanently).

            (j) On the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement, substantially in the form of Exhibit A, executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

            (k) On the Closing Date, the Initial Purchaser shall have received an opinion from Valuation Research Corp., in form and substance satisfactory to the Initial Purchaser and its Counsel, regarding the solvency of the Company immediately after the consummation of the Transactions.

            (l) The amendment to the Company's articles of incorporation including the Certificate of Designation shall have been filed with the Secretary of State of Idaho and shall have become effective.

            (m) Each of the Transactions (other than the offerings) shall have been consummated simultaneously with the Offering, on terms and conditions set forth in the documents executed in connection with the Transactions in the forms previously delivered to the Initial Purchaser.

            On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

            All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Company shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

            8. Offering of the Securities; Restrictions on Transfer. (a) The Initial Purchaser represents and warrants that it is a QIB. The Initial Purchaser agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Pur-chaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum.

            (b) The Initial Purchaser represents and warrants with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation
S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

            Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

            9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each, an "Application"); or

            (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchaser and each such controlling person for any legal or other expenses incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Pur-chaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

            (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this
Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

            (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

            10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

            11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

            (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries (other than pursuant to the Transactions)), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

            (ii) trading in securities on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

            (iii) a banking moratorium shall have been declared by New York or United States authorities; or

            (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

            (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

            (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

            12. Information Supplied by the Initial Purchaser. The statements set forth in the last paragraph on the front cover page and in the fourth sentence of the fifth paragraph and the sixth paragraph and the seventh paragraph under the heading "Private Placement" in the Final Memorandum (to the ex-tent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 2(a) and 9 hereof.

            13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered to (i) BT Alex. Brown Incorporated, 130 Liberty Street, New York, New York 10006, Attention:
Corporate Finance Department; and (ii) if sent to the Company, shall be mailed or delivered to the Company at 16399 Franklin Road, Nampa, Idaho 83687,
Attention: Corporate Counsel, with a copy to Cornerstone Equity Investors IV L.P., 717 Fifth Avenue, Suite 1100, New York, New York 10022, Attention: John A. Downer and Michael E. Najjar.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

            14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor because of such purchase.

            15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

            16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                                      -38-

            If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

                                          Very truly yours,

                                          MCMS, INC.

                                          By: /s/ Robert F. Subia
                                              ----------------------------
                                              Name:  Robert F. Subia
                                              Title: President and CEO

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

BT ALEX. BROWN INCORPORATED

By: /s/ MK Lynch
    -------------------------
    Name:  Mary Kathryn Lynch
    Title: VP

                                                                      SCHEDULE 1

                          Subsidiaries of the Company
                          ---------------------------

                                                Jurisdiction of
Name                                            Incorporation
----                                            ---------------

M.C.M.S. International, Inc.                    British Virgin Islands
M.C.M.S. SDN. BHD.                              Malaysia
M.C.M.S. Belgium S.A.                           Belgium
M.C.M.S. Netherlands B.V.                       Netherlands
M.C.M.S. Asia Pacific Pte. Ltd.                 Singapore

                                    EXHIBIT A

                     [FORM OF REGISTRATION RIGHTS AGREEMENT]